UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 29, 2008

(Date of earliest event reported)

TEAM FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

KANSAS

000-26335

48-1017164

(State or other jurisdiction

(Commission

(I.R.S. Employer

of incorporation)	File Number)	Identification No.)

8 West Peoria, Suite 200, Paola, Kansas, 66071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone, including area code:  (913) 294-9667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective September 1, 2008, Robert J. Weatherbie resigned as Chief Executive Officer and Director of Team Financial, Inc. (the “Registrant”) and as President of TeamBank, N.A. and as Director of TeamBank, N.A. and Colorado National Bank and their affiliates.  Mr. Weatherbie’s decision to resign as Chief Executive Officer and from the Registrant’s Board of Directors is not the result of any known disagreement with the Registrant, known to an executive officer of the Registrant, on any matter relating to the Registrant’s operations, policies or practices.

SECTION 8 — OTHER EVENTS

ITEM 8.01 OTHER EVENTS.

On September 2, 2008 the Registrant issued a press release which is attached as Exhibit 99.2 hereto. The press release shall be deemed to be furnished rather than filed.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired:

Not applicable.

(b)	Pro forma financial information:

Not applicable.

(c)	Shell company transactions:

Not applicable.

(d)	Exhibits:

	Exhibit 99.2	Team Financial, Inc. Press Release dated September 2, 2008, which shall be deemed to be furnished rather than filed.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM FINANCIAL, INC.

By:	/s/ Bruce R. Vance
Bruce R. Vance,
Interim Chief Financial Officer

Date: September 2, 2008

Exhibit Index

Exhibit No.	Description
99.2	Team Financial, Inc. Press Release dated September 2, 2008, which shall be deemed to be furnished rather than filed.